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                                                                    Exhibit 23.6



                      Consent of Independent Accountants

We hereby consent to the use of our reports dated February 28, 1997, February 25, 1998 and March 10, 1999 relating to the consolidated financial statements of Security Capital U.S. Realty in Security Capital Group Incorporated's Form 10-K and to the incorporation by reference of such reports into Security Capital Group Incorporated's previously filed Registration Statements File Numbers 333-38521, 333-38523, 333-38525, 333-38527, 333-38531, 333-38533, 333-38537,
333-38539, 333-48167, 333-61395, 333-61401 and 333-64979.


Price Waterhouse SARL
Luxembourg
March 26, 1999